EXHIBIT 16.1

July 14, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:

Fenton Graham Marketing, Inc.

File No. 000-50286

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for Fenton Graham Marketing, Inc. and, under the date of March 25, 2005, we reported on the financial statements of Fenton Graham Marketing, Inc. as of and for the year ended December 31, 2004. We notified Fenton Graham Marketing, Inc. on or about May 26, 2005 that we would resign as the independent registered public accounting firm for the Company. We have read Fenton Graham Marketing, Inc.’s statements included under Item 4.01(a) of its Form 8-K to be filed on or about July 14, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with Fenton Graham Marketing, Inc.’s statement that during the two most recent fiscal years that they did not consult with other auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ EPSTEIN, WEBER & CONOVER, PLC